Exhibit 99.1

At the Company

Becky Niiya	Jeff Goeser
Director, Corporate Communications	Director, Investor Relations
(402) 574-6652	(402) 597-8464
rebecca.niiya@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Reports Record Fiscal 2018 Earnings
GAAP Diluted EPS $2.59; Non-GAAP Diluted EPS $3.34 (1)
Net Revenues of $5.5B, up 48% Year-Over-Year
Net New Client Assets of $92B, 8% Annualized Growth Rate
Share Repurchases Resumed in the September Quarter
Dividend Increasing 43% in Q1 Fiscal 2019

OMAHA, Neb., Oct. 22, 2018 – TD Ameritrade Holding Corporation (Nasdaq: AMTD) has released results for its 2018 fiscal year. The Company’s core operating metrics were at record levels, driven by strong organic growth and the successful integration of Scottrade, which closed September 18, 2017.

The Company’s results for the fiscal year ended September 30, 2018 include the following:(2)

•	Net new client assets of approximately $92 billion, a growth rate of 8 percent

•	Record average client trades per day of approximately 811,000, up 59 percent year over year

•	Net revenues of $5.5 billion, 62 percent of which were asset-based

•	Ending client assets of approximately $1.3 trillion, up 16 percent year over year

•	$2.59 in GAAP earnings per diluted share, up 58 percent year over year, on net income of $1.47 billion

•	$3.34 in Non-GAAP earnings per diluted share(1), up 82 percent year over year

•	Pre-tax GAAP income of $1.89 billion, or 35 percent of net revenues

•	Ending interest rate-sensitive assets(3) of $147 billion, down 5 percent year over year

“Fiscal 2018 was a landmark year for TD Ameritrade as our powerful momentum and financial strength grew across all core metrics. Trading was strong throughout the year, averaging a record 811,000 trades per day, with 16 days peaking at a million trades or more. We also gathered a record $92 billion in net new client assets in the midst of a major client integration, driven by record asset gathering from our institutional channel and efficient and effective marketing efforts,” said Tim Hockey, TD Ameritrade president and chief executive officer. “It was a year of remarkable achievement and change, capped by a tremendously organized and well-executed client conversion – 4 million Scottrade accounts converted and balanced to the penny.

“At TD Ameritrade we provide an essential service – access to the capital markets – which can help people pursue their financial goals. As we head into fiscal 2019, we have one purpose: to transform lives and investing for the better,” Hockey continued. “With the integration in our rearview mirror, we are driving forward with a renewed energy and clear focus on creating a best-in-class experience for our clients and our employees. That’s why we’ll continue to expand the ways in which clients can interact with us when, where and how they prefer. It’s about pairing leading-edge technology with knowledgeable, trusted professionals to break down barriers and bring greater ease and accessibility to investing.”

“Our core results exceeded our expectations for the year with record GAAP and Non-GAAP earnings per share. Strong business and operational performance was further buoyed by three interest rate hikes and the corporate tax cut,” said Steve Boyle, executive vice president and chief financial officer. “After the successful clearing conversion in the March quarter and the realization of significant Scottrade expense synergies as planned, we resumed share repurchases during the September quarter and are announcing a 43 percent increase to our dividend.”

Regarding fiscal 2019 expectations, Boyle added, “As we look forward, we’re well positioned for future growth with strategic plans in place which we expect will further boost our resiliency, revenue growth and market share.”

Fourth Quarter 2018 Results
TD Ameritrade also released its results for the quarter ended Sept. 30, 2018, which include the following:(2)

•	Net new client assets of approximately $24 billion, an annualized growth rate of 8 percent

•	Average client trades per day of approximately 795,000, up 50 percent year over year

•	Net revenues of $1.40 billion, 64 percent of which were asset-based

•	$0.80 in GAAP earnings per diluted share, up 105 percent year over year, on net income of $454 million

•	$0.92 in Non-GAAP earnings per diluted share, up 88 percent year over year

•	Pre-tax GAAP income of $609 million, or 44 percent of net revenues

Capital Management
During the 2018 fiscal year, the Company paid $477 million in cash dividends, which included four quarterly dividends of $0.21 per share.
The Company will increase its quarterly cash dividend by $0.09 per share, a 43 percent increase. It has declared a $0.30 per share quarterly cash dividend, payable on November 20, 2018 to all holders of record of common stock as of November 6, 2018.

During the September quarter, the company paid $255 million in cash to repurchase 4.6 million shares. As of September 30, 2018, the Company has 21 million shares remaining for share repurchases under its stock repurchase program.

Fiscal 2019 Outlook
The Company has also released its outlook for the 2019 fiscal year, which reflects a low end of $5.75 billion in revenue and a range of $2.9 billion to $3.0 billion of operating expense.

More information on the fiscal 2019 forecast is available in the Company’s Fact Sheet, located in the “Investor relations” section of its corporate website, www.amtd.com, under the “Financial Reports” heading.

Company Hosts Conference Call
TD Ameritrade will hold its September Quarter conference call tomorrow morning, October 23, 2018, at 8:30 a.m. EDT (7:30 a.m. CDT) to take questions from analysts. Participants may listen to the conference call by dialing 866-393-4306. A complete audio recording of management’s remarks, an abridged text version of the remarks and a company fact sheet are now available on the “Financial Reports” page of www.amtd.com under the header “Investor Relations’ Highlights.” Conference call participants are encouraged to reference these materials prior to the call.

A replay of the phone call will be available by dialing 855-859-2056 and entering the Conference ID 5309288 beginning at 11:30 a.m. EDT (10:30 a.m. CDT) on October 23, 2018. The replay will be available until 11:59 p.m. EDT (10:59 p.m. CDT) on October 30, 2018. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via the “Financial Reports” page beginning Wednesday, October 24, 2018.

More information about TD Ameritrade’s upcoming corporate events and management speaking engagements, such as quarterly earnings conference calls, is available on the Company’s Corporate Event Calendar. Look for the link “Where are we?” on the “Investor Relations” page of www.amtd.com.

Interested parties should visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date information on corporate financial reports, press releases, SEC filings and events. The Company also communicates this information via Twitter, @TDAmeritradePR. Website links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation
TD Ameritrade provides investing services and education to more than 11 million client accounts totaling approximately $1.3 trillion in assets, and custodial services to more than 6,000 registered investment advisors. We are a leader in U.S. retail trading, executing an average of approximately 800,000 trades per day for our clients, more than a quarter of which come from mobile devices. We have a proud history of innovation, dating back to our start in 1975, and today our team of nearly 10,000-strong is committed to carrying it forward. Together, we are leveraging the latest in cutting edge technologies and one-on-one client care to transform lives, and investing, for the better. Learn more by visiting TD Ameritrade’s newsroom at www.amtd.com, or read our stories at Fresh Accounts.

Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts, stock price or any projections or expectations regarding the acquisition of Scottrade Financial Services, Inc., as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: economic, social and political conditions and other securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; difficulties and delays in integrating the Scottrade Financial Services, Inc. ("Scottrade") business or fully realizing cost savings and other benefits from the acquisition; business disruption following the Scottrade acquisition; disruptions due to Scottrade integration-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the inability to achieve synergies or to implement integration plans and other consequences associated with other acquisitions; and the other risks and uncertainties set forth under Item 1A. – Risk Factors of the Company's annual report on Form 10-K for the fiscal year ended September 30, 2017. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1 See attached reconciliation of non-GAAP financial measures.

2 Please see the Glossary of Terms, located in the “Investor relations” section of www.amtd.com under the “Financial Reports” heading for more information on how these metrics are calculated.

3Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of September 30, 2018.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org).

Advisory services are provided by TD Ameritrade Investment Management, LLC (“TD Ameritrade Investment Management”), a registered investment advisor. Brokerage services provided by TD Ameritrade, Inc. TD Ameritrade Investment Management provides discretionary advisory services for a fee. Risks applicable to any portfolio are those associated with its underlying securities. For more information, please see the Disclosure Brochure (Form ADV Part 2A) http://www.tdameritrade.com/forms/TDA4855.pdf

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In millions, except per share amounts
(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$482	$490	$330	$1,969	$1,384
Asset-based revenues:
Bank deposit account fees	392	387	307	1,541	1,107
Net interest revenue	356	332	210	1,272	690
Investment product fees	142	140	115	557	423
Total asset-based revenues	890	859	632	3,370	2,220
Other revenues	26	33	21	113	72
Net revenues	1,398	1,382	983	5,452	3,676
Operating expenses:
Employee compensation and benefits	327	352	285	1,555	962
Clearing and execution costs	40	46	37	189	149
Communications	38	42	33	179	131
Occupancy and equipment costs	76	67	49	302	181
Depreciation and amortization	37	37	28	142	102
Amortization of acquired intangible assets	34	32	22	141	79
Professional services	73	70	82	303	260
Advertising	75	63	59	293	254
Other	63	42	27	350	92
Total operating expenses	763	751	622	3,454	2,210
Operating income	635	631	361	1,998	1,466
Other expense:
Interest on borrowings	26	28	23	99	71
Loss on sale of investments	—	—	—	11	—
Other	—	—	—	1	1
Total other expense	26	28	23	111	72
Pre-tax income	609	603	338	1,887	1,394
Provision for income taxes(1)	155	152	127	414	522
Net income	$454	$451	$211	$1,473	$872
Earnings per share - basic	$0.80	$0.79	$0.40	$2.60	$1.65
Earnings per share - diluted	$0.80	$0.79	$0.39	$2.59	$1.64
Weighted average shares outstanding - basic	567	568	534	567	529
Weighted average shares outstanding - diluted	569	570	536	569	531
Dividends declared per share	$0.21	$0.21	$0.18	$0.84	$0.72

(1)  The provision for income taxes was lower for the fiscal year ended September 30, 2018, primarily due to the realization of approximately $78 million of after-tax benefits recognized during the quarter ended December 31, 2017. These after-tax benefits were primarily attributable to the enactment of the Tax Cuts and Jobs Act for which we recorded a provisional estimate for the remeasurement of our deferred income tax balances.

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In millions
(Unaudited)

	Sept. 30, 2018	Sept. 30, 2017
Assets:
Cash and cash equivalents	$2,690	$1,472
Segregated cash and investments	3,185	10,446
Broker/dealer receivables	1,374	1,334
Client receivables, net	22,616	17,151
Investments available-for-sale, at fair value	484	746
Goodwill and intangible assets	5,556	5,683
Other	1,615	1,795
Total assets	$37,520	$38,627
Liabilities and stockholders' equity:
Liabilities:
Broker/dealer payables	$2,980	$2,504
Client payables	22,884	25,107
Long-term debt and other borrowings	2,535	2,652
Other	1,118	1,117
Total liabilities	29,517	31,380
Stockholders' equity	8,003	7,247
Total liabilities and stockholders' equity	$37,520	$38,627

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017
Key Metrics:
Net new assets (in billions)	$23.9	$19.8	$19.9	$92.3	$80.1
Net new asset growth rate (annualized)	8%	7%	9%	8%	10%
Average client trades per day	795,104	783,665	528,741	811,110	510,710
Profitability Metrics:
Operating margin	45.4%	45.7%	36.7%	36.6%	39.9%
Pre-tax margin	43.6%	43.6%	34.4%	34.6%	37.9%
Return on average stockholders' equity (annualized)	22.6%	23.3%	14.2%	19.2%	16.0%
Net profit margin	32.5%	32.6%	21.5%	27.0%	23.7%
EBITDA(1) as a percentage of net revenues	50.5%	50.7%	41.8%	41.6%	44.8%
Liquidity Metrics:
Interest on borrowings (in millions)	$26	$28	$23	$99	$71
Interest coverage ratio (EBITDA(1)/interest on borrowings)	27.2	25.0	17.9	22.9	23.2
Cash and cash equivalents (in billions)	$2.7	$1.3	$1.5	$2.7	$1.5
Liquid assets (1) (2) (in billions)	$1.1	$0.9	$1.1	$1.1	$1.1
Transaction-Based Revenue Metrics:
Total trades (in millions)	49.7	50.2	33.0	202.8	127.7
Average commissions per trade	$7.35	$7.40	$7.72	$7.45	$8.33
Trading days	62.5	64.0	62.5	250.0	250.0
Order routing revenue (in millions)	$117	$119	$75	$458	$320
Spread-Based Asset Metrics:
Average bank deposit account balances (in billions)	$113.1	$116.3	$95.0	$116.7	$93.9
Average interest-earning assets (in billions)	29.6	30.3	26.7	30.8	25.3
Average spread-based balance (in billions)	$142.7	$146.6	$121.7	$147.5	$119.2
Bank deposit account fee revenue (in millions)	$392	$387	$307	$1,541	$1,107
Net interest revenue (in millions)	356	332	210	1,272	690
Spread-based revenue (in millions)	$748	$719	$517	$2,813	$1,797
Avg. annualized yield - bank deposit account fees	1.36%	1.32%	1.26%	1.30%	1.16%
Avg. annualized yield - interest-earning assets	4.70%	4.34%	3.08%	4.07%	2.69%
Net interest margin (NIM)	2.05%	1.94%	1.66%	1.88%	1.49%
Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$4.8	$4.1	$3.6	$4.2	$3.6
Average annualized yield	0.41%	0.41%	0.43%	0.42%	0.42%
Fee revenue (in millions)	$5	$4	$4	$18	$16
Market fee-based investment balances:
Average balance (in billions)	$266.8	$252.7	$196.2	$248.3	$181.5
Average annualized yield	0.20%	0.21%	0.22%	0.21%	0.22%
Fee revenue (in millions)	$137	$136	$111	$539	$407
Average fee-based investment balances (in billions)	$271.6	$256.8	$199.8	$252.5	$185.1
Average annualized yield	0.21%	0.22%	0.22%	0.22%	0.23%
Investment product fee revenue (in millions)	$142	$140	$115	$557	$423
(1) See attached reconciliation of non-GAAP financial measures.
(2) In June 2018, the presentation of the liquid assets metric was revised in order to provide a consolidated view of our liquidity, which management may utilize, as necessary, to meet corporate cash flow needs, fund potential operational contingencies and to support our business strategies.  The prior period, which provided a view of our liquidity net of operational contingencies and other obligations, has been updated to conform to the current presentation.

NOTE: See Glossary of Terms on the Company's website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2018	June 30, 2018	Sept. 30, 2017	Sept. 30, 2018	Sept. 30, 2017
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	11,399,000	11,266,000	7,279,000	11,004,000	6,950,000
Funded accounts (end of period)	11,514,000	11,399,000	11,004,000	11,514,000	11,004,000
Percentage change during period	1%	1%	51%	5%	58%
Client assets (beginning of period, in billions)	$1,229.6	$1,185.7	$882.4	$1,118.5	$773.8
Client assets (end of period, in billions)	$1,297.5	$1,229.6	$1,118.5	$1,297.5	$1,118.5
Percentage change during period	6%	4%	27%	16%	45%
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$3.1	$5.6	$7.7	$6.8	$8.3
Average annualized yield	2.00%	1.61%	0.93%	1.37%	0.58%
Interest revenue (in millions)	$16	$23	$18	$95	$49
Client margin balances:
Average balance (in billions)	$22.0	$20.6	$13.8	$19.8	$12.5
Average annualized yield	4.85%	4.69%	4.08%	4.58%	3.79%
Interest revenue (in millions)	$273	$244	$144	$920	$482
Securities borrowing/lending:
Average securities borrowing balance (in billions)	$0.9	$0.8	$1.1	$0.9	$1.0
Average securities lending balance (in billions)	$3.0	$3.1	$2.4	$2.9	$2.0
Net interest revenue - securities borrowing/lending (in millions)	$54	$55	$41	$222	$139
Other cash and interest-earning investments:
Average balance (in billions)	$3.6	$3.3	$4.1	$3.3	$3.5
Average annualized yield	1.63%	1.49%	0.79%	1.26%	0.63%
Interest revenue - net (in millions)	$15	$12	$8	$42	$22
Client credit balances:
Average balance (in billions)	$19.2	$19.6	$16.6	$20.4	$16.2
Average annualized cost	0.04%	0.04%	0.02%	0.03%	0.01%
Interest expense (in millions)	$(2)	$(2)	$(1)	$(7)	$(2)
Average interest-earning assets (in billions)	$29.6	$30.3	$26.7	$30.8	$25.3
Average annualized yield	4.70%	4.34%	3.08%	4.07%	2.69%
Net interest revenue (in millions)	$356	$332	$210	$1,272	$690

NOTE: See Glossary of Terms on the Company's web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Dollars in millions, except per share amounts
(Unaudited)

	Quarter Ended						Fiscal Year Ended
	Sept. 30, 2018		June. 30, 2018		Sept. 30, 2017		Sept. 30, 2018		Sept. 30, 2017
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Non-GAAP Net Income and Non-GAAP Diluted EPS (1)
Net income and diluted EPS - GAAP	$454	$0.80	$451	$0.79	$211	$0.39	$1,473	$2.59	$872	$1.64
Non-GAAP adjustments:
Amortization of acquired intangible assets	34	0.06	32	0.06	22	0.04	141	0.25	79	0.15
Acquisition-related expenses	61	0.11	46	0.08	61	0.11	445	0.78	88	0.17
Income tax effect of above adjustments	(26)	(0.05)	(21)	(0.04)	(31)	(0.05)	(158)	(0.28)	(63)	(0.12)
Non-GAAP net income and non-GAAP diluted EPS	$523	$0.92	$508	$0.89	$263	$0.49	$1,901	$3.34	$976	$1.84

	Quarter Ended						Fiscal Year Ended
	Sept. 30, 2018		June 30, 2018		Sept. 30, 2017		Sept. 30. 2018		Sept. 30, 2017
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (2)
Net Income - GAAP	$454	32.5%	$451	32.6%	$211	21.5%	$1,473	27.0%	$872	23.7%
Add:
Depreciation and amortization	37	2.6%	37	2.7%	28	2.8%	142	2.6%	102	2.8%
Amortization of acquired intangible assets	34	2.4%	32	2.3%	22	2.2%	141	2.6%	79	2.1%
Interest on borrowings	26	1.9%	28	2.0%	23	2.3%	99	1.8%	71	1.9%
Provision for income taxes	155	11.1%	152	11.0%	127	12.9%	414	7.6%	522	14.2%
EBITDA - non-GAAP	$706	50.5%	$700	50.7%	$411	41.8%	$2,269	41.6%	$1,646	44.8%

	As of
	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017
Liquid Assets (3)
Cash and cash equivalents - GAAP	$2,690	$1,343	$1,373	$1,644	$1,472
Less: Non-corporate cash and cash equivalents	(2,307)	(1,044)	(1,013)	(844)	(1,174)
Corporate cash and cash equivalents	383	299	360	800	298
Corporate investments	386	388	292	—	714
Excess regulatory net capital over management targets	296	166	119	85	46
Liquid assets - non-GAAP	$1,065	$853	$771	$885	$1,058

Note: The term "GAAP" in the following explanation refers to generally accepted accounting principles in the United States.

(1)
Non-GAAP net income and non-GAAP diluted earnings per share (EPS) are non-GAAP financial measures as defined by SEC Regulation G. We define non-GAAP net income as net income adjusted to remove the after-tax effect of amortization of acquired intangible assets and acquisition-related expenses. We consider non-GAAP net income and non-GAAP diluted EPS as important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of our underlying business performance. Acquisition-related expenses are excluded as these costs are not representative of the costs of running the Company's on-going business. Non-GAAP net income and non-GAAP diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net income and diluted EPS.

(2)
EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA to be an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, GAAP pre-tax income, net income and cash flows from operating activities.

(3)
Liquid assets is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider liquid assets to be an important measure of our liquidity, including our ability to meet corporate cash flow needs, fund potential operational contingencies and support our business strategies. Liquid assets represents available capital, including any capital from our regulated subsidiaries in excess of established management operational targets. We include the excess capital of our regulated subsidiaries in the calculation of liquid assets, rather than simply including regulated subsidiaries' cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the regulated subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the regulated subsidiaries to the parent company. Liquid assets should be considered as a supplemental measure of liquidity, rather than as a substitute for GAAP cash and cash equivalents.

We define liquid assets as the sum of (a) corporate cash and cash equivalents, (b) corporate investments, less securities sold under agreements to repurchase, and (c) our regulated subsidiaries' net capital in excess of minimum operational targets established by management. Corporate cash and cash equivalents includes cash and cash equivalents from our investment advisory subsidiaries. Liquid assets is based on more conservative measures of net capital than regulatory requirements because we generally manage to higher levels of net capital at our regulated subsidiaries than the regulatory thresholds require. Please see footnote (2) within the selected operating data metrics regarding the change in presentation from prior periods.